Exhibit 10(a)

AMENDMENT NUMBER THREE

TO THE

HARRIS CORPORATION RETIREMENT PLAN

WHEREAS, Harris Corporation, a Delaware corporation (the “Corporation”), heretofore has adopted and maintains the Harris Corporation Retirement Plan, as amended and restated effective January 1, 2011 (the “Plan”);

WHEREAS, pursuant to Section 17.1 of the Plan, the Management Development and Compensation Committee of the Corporation’s Board of Directors (the “Compensation Committee”) has the authority to amend the Plan;

WHEREAS, pursuant to Section 13.3 of the Plan, the Compensation Committee has delegated to the Employee Benefits Committee of the Corporation (the “Employee Benefits Committee”) the authority to adopt non-material amendments to the Plan;

WHEREAS, the Corporation has entered into an Asset Sale Agreement with HBC Solutions, Inc. (formerly known as Gores Broadcast Solutions, Inc.) dated as of December 5, 2012 pursuant to which the Corporation is selling its Broadcast Communications Division (such agreement, as it may be amended from time to time, the “Asset Sale Agreement”);

WHEREAS, as a result of such sale, employees of the Broadcast Communications Division will cease to be employed by the Corporation and its subsidiaries (such employees, the “BCD Employees”);

WHEREAS, the Asset Sale Agreement provides that effective as of the “Initial Closing Date” (for all purposes of this Amendment, as such term is defined in the Asset Sale Agreement), each BCD Employee shall become fully vested in his or her account balance in the Plan; and

WHEREAS, the Employee Benefits Committee desires to amend the Plan to reflect the above-described term of the Asset Sale Agreement and has determined that such amendment is non-material.

NOW, THEREFORE, BE IT RESOLVED, that the Plan is hereby amended as follows, effective as of the Initial Closing Date:

1.	The title of Section 15.4 is hereby amended to read as follows:

Section 15.4. Merger or Consolidation with Another Plan; Transfer Contributions; Transferred Employees; Divestitures

2.	Section 15.4 is hereby amended to add thereto the following new subsection (c):

(c) The Accounts of Employees who will cease to participate in the Plan as a result of a divestiture or similar corporate transaction (such Accounts, “Divestiture Accounts”, and such Employees, “Divestiture Participants”) shall be subject to all terms and conditions of the Plan as in effect from time to time, except to the extent provided on Schedule B to the Plan which may contain additional terms and conditions governing the application of the Plan to the Divestiture Accounts and Divestiture Participants. The terms of Schedule B hereby are incorporated and made part of the Plan and, in the event of any inconsistency between the terms of the Plan and the terms of Schedule B, Schedule B shall control with respect to the Divestiture Accounts and Divestiture Participants covered by the Schedule; provided, however, that if such inconsistency results from changes made in the provisions of the Plan to comply with applicable law, then such provisions of the Plan shall control.

3.	The Plan is hereby amended to add thereto the following new Schedule B:

SCHEDULE B

Special Rules Applying to Divestiture Accounts and Divestiture Participants

This Schedule B sets forth special rules applying to Divestiture Accounts and Divestiture Participants (each as defined in Section 15.4 of the Plan). Each of the provisions of the Plan shall be fully applicable to the Divestiture Accounts and Divestiture Participants, to the extent that such provisions are not inconsistent with this Schedule B. All capitalized terms used in this Schedule B and not otherwise defined herein shall have the meanings assigned to them by the Plan.

1.	Divestiture of the Broadcast Communications Division

(a) In General. The Company has entered into an Asset Sale Agreement with HBC Solutions, Inc. (formerly known as Gores Broadcast Solutions, Inc.) dated as of December 5, 2012 pursuant to which the Company will sell its Broadcast Communications Division (such agreement, as it may be amended from time to time, the “BCD Asset Sale Agreement”). The Employees who will cease to be employed by the Company as a result of such transaction shall be designated herein as “BCD Employees.”

(b) Vesting. Notwithstanding any other provision in the Plan, effective as of the “Initial Closing Date” (as such term is defined in the BCD Asset Sale Agreement), the BCD Employees shall be 100% vested in their Accounts under the Plan.

APPROVED by the HARRIS CORPORATION EMPLOYEE BENEFITS COMMITTEE on this 31st day of January, 2013.

/s/ Brenda Sheets
Brenda Sheets, Chairperson

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